THIRD AMENDED AND RESTATED WARRANT AGREEMENT


     THIS THIRD AMENDED AND RESTATED WARRANT AGREEMENT (this "Agreement"), dated effective as of February 10, 1997, is between GOOD TIMES RESTAURANTS INC., a Nevada corporation (the "Company") and AMERICAN SECURITIES TRANSFER & TRUST, INCORPORATED, an independent stock transfer company (called, as well as any successor acting as warrant agent under this Agreement, the "Warrant Agent"),

                            RECITALS:

     A. This Agreement supersedes the Warrant Agreement made effective June 21, 1990, the Amended and Restated Warrant Agreement made effective June 15, 1992, and the Second Amended and Restated Warrant Agreement dated as of March 8, 1994, between the Company and the Warrant Agent.

     B. The Company has previously issued warrants for the purchase of shares of Common Stock, for which the Warrant Agent presently serves as registrar and warrant agent, as follows:

          1. 87,513 warrants (the "S-3 Warrants") for the purchase of up to an aggregate of 87,513 shares of the Company's common stock, par value $.001 per share (the
     "Common Stock") pursuant to a Form S-3 Registration
     Statement, as thereafter amended (Registration No. 33-73062), filed with the Securities and Exchange Commission on December 20, 1993;

          2. 720,000 warrants (the "1992 Warrants") for the purchase of up to an aggregate of 720,000 shares of Common Stock issued pursuant to the Company's public offering of its securities in June 1992;

          3. 230,000 warrants (the "1990 Warrants") for the purchase of up to an aggregate of 230,000 shares of Common Stock issued pursuant to the Company's public offering of its securities in 1990; and

          4. 37,500 warrants (the "1989 Warrants") for the purchase of up to an aggregate of 37,500 shares of Common
     Stock issued pursuant to the Company's public offering of its securities in 1989.

The S-3 Warrants, 1992 Warrants, 1990 Warrants and 1989 Warrants may be collectively referred to herein as a "Warrant" or the "Warrants".

     C. The Company desires to enter into this Agreement to establish the terms and conditions of the Warrants, to set forth the rights of the registered holders of the Warrants (the "Warrant Holders"), and to provide for the issuance, transfer and exercise of the Warrants and other matters; and

     D. The Company desires the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing so to act under the terms of this Agreement.

                            AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual agreements stated in this Agreement, the Company and the Warrant Agent agree:

     Section 1. Warrants. Subject to the provisions of this Agreement, a Warrant shall entitle the Warrant Holder by exercising such Warrant to purchase from the Company one share of Common Stock at a price of $2.00 per Share for each Warrant (called the "Exercise Price"). The Warrants will be exercisable at any time and will expire at 3:00 p.m., Denver, Colorado time, on February 10, 1999, or, if such day in Denver, Colorado shall be either a holiday or a day on which banks are authorized or obligated by law to be closed, then at 3:00 p.m., Denver, Colorado time, on the next following day which in Denver, Colorado, shall not be either a holiday or a day on which banks are authorized or obligated by law to be closed (the actual time of expiration of the Warrants being called the "Expiration Date"). At the time of expiration of the Warrants, any unexercised Warrants will become void and all rights of the Warrant Holders under the terms of the Warrant Certificates, this Agreement and otherwise shall cease.

     Section 2. Warrant Certificates. The Warrant Certificates shall be in registered form only. The text of the Warrant Certificates, including the forms of exercise and assignment to be printed on the reverse side of the Warrant Certificate, shall be substantially in the form set forth in Exhibit A attached to this Agreement. Warrant Certificates shall be signed by, or shall bear the facsimile signatures of the President or a Vice President of the Company and the Secretary or an Assistant Secretary of the Company, and shall bear a facsimile of the Company's seal. If any person whose facsimile signature has been placed upon any Warrant Certificates as the signature of an officer of the Company shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate may be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer. Any Warrant Certificate may be signed by, or may bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of this Agreement.

     Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent is hereby authorized to countersign and deliver to, or in accordance with the instructions of, any Warrant Holder any Warrant Certificate which is properly issued under the terms of this Agreement.

     Section 3.     Registration of Transfers and Exchanges.

               a. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon records to be maintained by the Warrant Agent for such purpose upon surrender of such Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant Holder or a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of and to the transferee and the surrendered Warrant Certificate shall be cancelled.

               b. Any outstanding Warrant Certificate may be surrendered by the Warrant Holder to the Warrant Agent in exchange for other Warrant Certificates of like tenor and representing in the aggregate the same number of Warrants. Warrant Certificates so surrendered for exchange shall be cancelled.

     Section 4.     Exercise of Warrants.

               a. Warrants may be exercised at any time on or before the Expiration Date. Warrants shall be exercised by the Warrant Holder by surrendering to the Warrant Agent the Warrant Certificate evidencing such Warrants with the exercise form on the reverse of such Warrant Certificate duly completed and executed and paying to the Warrant Agent, in lawful money of the United States of America in cash or by good check (either certified or a bank cashier's check) payable to the order of the Company, the Exercise Price for the Shares to be purchased. In order for the exercise of a Warrant to be valid, a properly executed Warrant with the appropriate payment must be received by the Warrant Agent prior to the Expiration Date.

               b. Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the Exercise Price for the Shares for which Warrants are then being exercised, the Warrant Agent shall requisition from any transfer agent for the Shares, and upon receipt shall make delivery of, certificates evidencing the total number of whole Shares for which Warrants are then being exercised in such names and denomination as are required for delivery to, or in accordance with the instructions of, the Warrant Holder. The Warrant Agent shall promptly deliver to the Company cash or checks received in payment of the Exercise price, and shall establish such procedures as the Company reasonably requests to assure collection of such payments before delivering such certificates. Such certificates for the Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a holder, of record of such Shares, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur, provided that if the books of the Company with respect to the Shares shall be closed as of such date, the certificates for such Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a holder of record of such Shares, as of the date on which such books shall next be open (whether before, on or after the Expiration Date).

               c. If less than all of the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with transfer instructions properly given by, the Warrant Holder.

               d. The Company may, in whole or in part and at any time and from time to time, on not less than 60 days' written notice, call the Warrants for redemption at a price of $.05 per share covered thereby at any time after the closing high bid price of the Common Stock (if then traded on the over-the-counter market other than on the National Market System of NASDAQ) or the closing price of the Common Stock (if then traded on the National Market System of NASDAQ or on a national securities exchange) exceeds 120% of the Exercise Price for a period of 20 consecutive trading days prior to such call for redemption. Notice of any redemption will be mailed to the Warrant Holders at their addresses of record. The Warrants may be exercised any time prior to the specified redemption date set forth in such notice; provided, however, that in the event exercise of the Warrants is not made prior to the redemption date, then the right to purchase the shares of Common Stock underlying such Warrants shall be forfeited.

               e. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled.

     Section 5. Reduction of Exercise Price and/or Extension of Expiration Date. At any time prior to the Expiration Date, the Company may reduce the Exercise Price and/or extend the Expiration Date effective on thirty days' prior written notice to the Warrant Holders. A copy of the resolution of the Board of Directors of the Company authorizing such extension shall be made available by the Company for inspection by the Warrant Holders and the Warrant Agent during such 30-day notice period.

     Section 6.     Payment of Taxes.   The Company will pay all
taxes attributable to the initial issuance of Warrant Stock upon exercise of Warrants. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or in the issue of any certificates for Warrant Stock in a name other than that of the Warrant Holder upon the exercise of any Warrant.

     Section 7. Mutilated or Missing Warrant Certificates. If any Warrant Certificate is mutilated, lost, stolen, or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction, issue a substitute Warrant Certificate of like denomination and tenor as the Warrant Certificate so mutilated, lost, stolen or destroyed. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay any reasonable charges as the Company or the Warrant Agent may prescribe. If any Warrant Certificate is mutilated, lost, stolen or destroyed, and the Warrant Holder desires to exercise any Warrants evidenced thereby, the Company and the Warrant Agent may authorize such exercise upon receipt of such evidence and indemnity in lieu of issuing any substitute Warrant Certificate to evidence the Warrants so exercised.

     Section 8.     Reservation of Shares.

               a. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Stock upon exercise of Warrants, the full number of shares issuable upon the exercise of all outstanding Warrants.

               b. The Company covenants that all Warrant Stock which may be issued upon exercise of Warrants will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     Section 9. Obtaining of Governmental Approvals and Stock Exchange Listings. If any Warrant Stock issuable upon the exercise of Warrants require registration or approval of any governmental authority or the taking of any other action under the laws of the United States of America, any state or any political subdivision thereof before such Warrant Stock may be validly and lawfully issued, the Company will in good faith and as expeditiously as possible after surrender of the Warrant Certificates to the Warrant Agent for exercise of Warrants evidenced thereby endeavor to secure such registration or approval or to take such other action, provided that in no event shall such Warrant Stock be issued, and the Company shall have the authority to suspend the exercise of all Warrants, until such registration or approval shall have been obtained or such other action shall have been taken, but all Warrants the exercise of which is requested during any such suspension shall be exercisable at the Exercise Price and upon the other conditions in effect on the date of surrender of the Warrant Certificate and payment of the Exercise Price. If the Company is unable to obtain such registration or approval within a reasonable time, the Company may direct the Warrant Agent to return the Warrant to the Warrant Holder and inform him that such Warrant may not be exercised in such jurisdiction, and the Warrant Agent shall comply with such directions.

     Section 10. Adjustments of Exercise Price and Either Shares Purchasable or Number of Warrants. The Exercise Price and either the number of Shares purchasable upon exercise of each Warrant or the number of Warrants outstanding shall be subject to adjustment from time to time as provided herein.

               a. Adjustment of Number of Shares. In case the Company shall at any time issue shares of Common Stock by way of dividend or other distribution to the holders of the outstanding shares of Common Stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

               b. No Adjustment for Small Amounts. The Company shall not be required to give effect to any adjustment in the Exercise Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Exercise Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Exercise Price by at least one cent, such change in the Exercise Price shall thereupon be given effect.

               c. Number of Shares Adjusted. Upon any adjustment of the Exercise Price, the holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of Shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the new Exercise Price.

               d. Officer's Certificate. Whenever the Exercise Price shall be adjusted as required herein, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its Warrant Agent, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, forthwith after each such adjustment, give notice thereof to the Holder. Such certificate shall be conclusive as to the correctness of such adjustment.

     Section 11. Notices to Warrant Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock; or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights; or (iii) if any capital reorganization of the Company; reclassification of the capital stock of the Company; or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be given to the Holder, at least ten calendar days prior to the date specified in
(x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which
(x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     Section 12. Reclassification, Reorganization or Merger. In case of (i) any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination); or (ii) in case the Company should spin-off a subsidiary by distributing to the shareholders of the Company, as a dividend or otherwise, the capital stock of the subsidiary, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant prior to the Expiration Date, to purchase or acquire the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, as if the Holder had exercised this Warrant prior to such transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     Section 13. Merger or Sale. In case of (i) any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation) or (ii) any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company not in the usual and regular course of the Company's business and in a transaction or series of transactions requiring shareholder approval under the laws of the State of Colorado, the Company shall cause notice thereof to be given to the Holder at least 30 calendar days prior to the anticipated date of closing of such transaction and, notwithstanding any other provisions of this Agreement, the Warrant shall expire upon the completion of such transaction to the extent not exercised prior to such transaction closing.

     Section 14. No Fractional Shares. No fractional shares or scrip representing fractional shares will be issued upon exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the then current fair market value per Share determined by the Company.

     Section 15. Notice to Warrant Holders. Any notice required to be given to the Holder shall be deemed to have been given if in writing and upon deposit in the United States mail, with postage fully prepaid, and addressed to the Holder at the registered address maintained on the books of the Company or the Warrant Agent. Any notice or other communication to the Company shall be deemed to have been given or to be effective for any purpose only upon actual receipt thereof by the Company at its principal office or by the Warrant Agent, as the case may be.

     The form of Warrant Certificate need not be changed because of any adjustment in the Exercise Price, the number of Shares purchasable upon the exercise of a Warrant or the number of Warrants outstanding and Warrant Certificates issued after any such adjustment may state the same Exercise Price, the same number of Warrants and the same number of Shares purchasable upon exercise of a Warrant as are stated in the Warrant Certificates issued before such adjustment as if such adjustment had not occurred. However, the Company may at any time with the approval of the Warrant Agent make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

     Section 16.    Rights of Warrant Holders.

               a. No Warrant Holder, as such, shall have any rights of a stockholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates.

               b. The Company and the Warrant Agent may treat the registered Warrant Holder in respect of any Warrant Certificate as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

     Section 17.    Warrant Agent.

               a. The Company hereby appoints the Warrant Agent to act as the agent of the Company in accordance with this Agreement and the Warrant Agent hereby accepts such appointment.

               b. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions by all of which the Company and every Warrant Holder, by acceptance of any Warrants, shall be bound:

                    (1) The statements contained in this Agreement and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it.

                    (2) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant
     Certificates to be complied with by the Company.

                    (3) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

                    (4) The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                    (5) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement including fees for exercise of the Warrants, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence, bad faith or willful misconduct.

                    (6)  The Warrant Agent shall be under no
     obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interests may appear.

                    (7)  The Warrant Agent and any stockholder,
     director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise as fully and freely as though it were not Warrant Agent under this Agreement.
     Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                    (8)  The Warrant Agent shall act hereunder
     solely as agent for the Company, and its duties shall be determined solely by the provisions hereof.

     Section 18.    Merger, Consolidation or Change of Name of
Warrant Agent.

               a. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the transfer agency business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of the parties hereto, except that the prior written consent thereto of the Company shall first be obtained. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

               b. In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

     Section 19. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company notice in writing, and by giving notice in writing to each Warrant Holder at his address appearing in the Warrant register, specifying a date when such resignation shall take affect, which notice shall be sent at least 30 days prior to the date so specified and which notice shall be paid for by the Company. If the Warrant Agent shall resign or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Warrant Holder, then any Warrant Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a transfer agent registered pursuant to Section 17A(c) of the Securities Exchange Act of 1934, as amended. After appointment the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     Section 20. Notices. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made only if in writing and upon actual receipt at the following address (until another address is filed in writing by the Company with the Warrant Agent):

               Good Times Restaurants Inc.
               8620 Wolff Court, Suite 330
               Westminster, CO  80030
               Attention:____________________

Any notice or demand authorized by this Agreement to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

               American Securities Transfer & Trust, Incorporated
               938 Quail Street, Suite 101
               Lakewood, CO  80215
               Attention:_____________________

Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be sufficiently given or made if in writing and upon deposit in the United States mail, first-class or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

     Section 21. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Warrant Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other change which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the Warrant Holders.

     Section 22. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 23. Termination. This Agreement shall terminate at the close of business on the Expiration Date or such earlier date upon which all Warrants have been exercised. The provisions of
Section 11 shall survive such terminations.

     Section 24. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said State.

     Section 25. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Warrant Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrant Holders.

     Section 26. Agreement Available to Warrant Holders. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by any Warrant Holder. As a condition of such inspection, the Warrant Agent may require any Warrant Holder to submit his Warrant Certificate for inspection.

     Section 27. Counterparts. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                              GOOD TIMES RESTAURANTS INC.,
[seal]                             a Nevada corporation

                              By: /s/ Boyd E. Hoback, President
                                   Boyd E. Hoback, President
ATTEST:

/s/ Sue Knutson             ,
Secretary

                              AMERICAN SECURITIES TRANSFER &
                              TRUST, INCORPORATED, an independent
                              stock transfer company
[seal]

                              By:/s/ Gregory D. Tubbs, Vice
                                   President
                                   Gregory D. Tubbs, Vice President
ATTEST:

/s/ Lori S. Zimmerman       ,
Assistant Secretary